Exhibit 10
FIRST AMENDMENT
TO
PURCHASE AGREEMENT
     This First Amendment to Purchase Agreement (this “Amendment”), dated as of March 12, 2009, is by and among (i) The Mirage Casino-Hotel, a Nevada corporation (the “Seller”), (ii) Treasure Island Corp., a Nevada corporation (the “Company”), and (iii) Ruffin Acquisition, LLC, a Nevada limited liability company (the “Purchaser”). This Amendment amends that certain Purchase Agreement dated as of December 13, 2008, by and among the Seller, the Company and the Purchaser (the “Purchase Agreement”).
RECITALS
          WHEREAS, the parties to the Purchase Agreement desire to amend the Purchase Agreement with respect to the matters set forth herein in accordance with Section 11.8 thereof.
AGREEMENT
     NOW THEREFORE, in consideration of the foregoing recitals and the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
          1. Defined Terms. Unless otherwise defined in this Amendment, all capitalized terms used herein shall have the meanings assigned to such terms in the Purchase Agreement.
          2. Amendment to Exhibit A-1. Exhibit A-1 to the Purchase Agreement is hereby amended and replaced in its entirety with the form attached hereto as Exhibit A-1.
          3. Amendment to Exhibit A-2. Exhibit A-2 to the Purchase Agreement is hereby amended and replaced in its entirety with the form attached hereto as Exhibit A-2.
          4. Adjustment to Final Purchase Price. The parties agree that if the “Reduction” (as such term is defined in the Seller Notes as amended by this Amendment) occurs, then such Reduction shall be treated as a reduction of purchase price, and, in addition to all adjustments provided for in the Purchase Agreement (including without limitation under Sections 3.5 and 3.6), the Final Purchase Price shall be reduced by Twenty Million Dollars ($20,000,000).
          5. Efficacy. Except as specifically provided herein, this Amendment does not in any way waive, amend, modify, affect or impair the terms and conditions of the Purchase Agreement, and all terms and conditions of the Purchase Agreement are hereby ratified and confirmed and shall remain in full force and effect unless otherwise specifically amended, waived, modified or changed pursuant to the terms and conditions of this Amendment. This Amendment shall become effective upon its execution, which may occur in one or more counterparts in accordance with Paragraph 6 hereof.
          6. Counterparts; Facsimile Signatures. This Amendment may be executed in counterparts, each of which will be considered an original and all of which together will constitute one and the same agreement. The parties hereto agree and acknowledge that delivery of a signature by facsimile shall constitute execution by such signatory.
          7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, regardless of the laws that might otherwise govern under the applicable principles of conflicts of laws.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Purchase Agreement as of the date first above written.

THE MIRAGE CASINO-HOTEL, a Nevada corporation
By:	/s/ John M. McManus
	Name:	John M. McManus
	Title:	Assistant Secretary

TREASURE ISLAND CORP., a Nevada corporation
By:	/s/ John M. McManus
	Name:	John M. McManus
	Title:	Assistant Secretary

RUFFIN ACQUISITION, LLC, a Nevada limited liability company
By:	/s/ Phillip G. Ruffin
	Name:	Phillip G. Ruffin
	Title:	Manager